Exhibit 99.1

AmerisourceBergen Corporation
P.O. Box 959
Valley Forge, PA 19482

Contact:	Michael N. Kilpatric
610-727-7118
mkilpatric@amerisourcebergen.com

AMERISOURCEBERGEN BOARD OF DIRECTORS AUTHORIZES

$450 MILLION SHARE REPURCHASE PROGRAM

Company Affirms Guidance for Fiscal 2005 & Fiscal 2006

VALLEY FORGE, Pa. May 12, 2005 – AmerisourceBergen Corporation (NYSE: ABC), a leading pharmaceutical services company, today announced that its Board of Directors has authorized the Company to repurchase up to $450 million of its outstanding shares of common stock subject to market conditions. As of April 30, 2005, the Company had approximately 104.2 million common shares outstanding.

The Company will repurchase the shares from time to time for cash in open market transactions in accordance with applicable federal securities laws and in accordance with the terms of its debt instruments, which currently would allow the use of approximately half of the program in fiscal 2005. The Company will hold any repurchased shares as treasury shares, which will be available for general corporate purposes.

“Repurchasing our shares makes sense given AmerisourceBergen’s strong cash position,” said R. David Yost, AmerisourceBergen’s Chief Executive Officer. “Our expectations for fiscal 2005 remain unchanged. We continue to expect operating revenue growth in fiscal year 2005 to be at about $49 billion, and diluted earnings per share from continuing operations before the cumulative effect of an accounting change for fiscal 2005 of between $3.10 and $3.50 on a GAAP basis. Though we begin our detailed planning process for fiscal 2006 next month, we continue to estimate diluted earnings per share from continuing operations in fiscal 2006 to be between $3.60 and $4.40, also on a GAAP basis. The bottom of the range reflects pharmaceutical market growth in the high single digits and the full-year impact of fiscal 2005 capital deployment initiatives. The top of the range depends on our ability to improve our pharmaceutical distribution operating margin, expected to be in the 100 to 110 basis points range in fiscal 2005, by 30 basis points through margin enhancement activities.”

About AmerisourceBergen

AmerisourceBergen (NYSE:ABC) is one of the largest pharmaceutical services companies in the United States. Servicing both pharmaceutical manufacturers and healthcare providers in the pharmaceutical supply channel, the Company provides drug distribution and related services designed to reduce costs and improve patient outcomes. AmerisourceBergen’s service solutions range from pharmacy automation, bedside medication safety systems, and pharmaceutical packaging to pharmacy services for skilled nursing and assisted living facilities, reimbursement and pharmaceutical consulting services, and physician education. With more than $48 billion in operating revenue, AmerisourceBergen is headquartered in Valley Forge, PA, and employs more than 14,000 people. AmerisourceBergen is ranked #23 on the Fortune 500 list. For more information, go to www.amerisourcebergen.com.

Forward-Looking Statements

This news release may contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained in the forward-looking statements. Forward-looking statements may include statements addressing AmerisourceBergen’s future financial and operating results.

The following factors, among others, could cause actual results to differ materially from those described in any forward-looking statements: competitive pressures; the loss of one or more key customer relationships; customer insolvencies; changes in customer mix; changes in pharmaceutical manufacturers’ pricing and distribution policies or practices; regulatory changes; changes in U.S. government policies (including changes in government policies pertaining to drug reimbursement); changes in market interest rates; and other economic, business, competitive, regulatory and/or operational factors affecting the business of AmerisourceBergen generally.

More detailed information about these and other risk factors is set forth in AmerisourceBergen’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for fiscal 2004.

AmerisourceBergen is under no obligation to (and expressly disclaims any such obligation to) update or alter any forward looking statements whether as a result of new information, future events or otherwise.

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